APPLICATION TO THE AMERICAN UNITED LIFE INSURANCE COMPANY
              FOR A MULTIPLE-FUND GROUP VARIABLE ANNUITY CONTRACT

       PEOPLES BANK & TRUST COMPANY AS CUSTODIAN ON BEHALF OF ANY PERSON ELIGIBLE TO PARTICIPATE IN AN IRC 403(b) TAX-DEFERRED ANNUITY WHO BECOMES A
     PARTICIPANT UNDER THIS CONTRACT AND SUCH SUCCESSOR CUSTODIAN AS MAY BE
                          APPOINTED FROM TIME TO TIME
                       (hereinafter called the Applicant)

hereby applies for Group Annuity Contract Number GA 74,222.

This application is made a part of the contract identified above, which is hereby approved and its provisions and conditions accepted.

One executed copy of this application shall be attached to such contract, and a second executed copy shall be returned to the American United Life Insurance Company at its Home Office.

It is agreed that this application supersedes any previous application for such contract.

Dated at___________ on ____________, 19___

Signature of Applicant_____________________________
By_________________________________________________
Title______________________________________________
Soliciting Agent___________________________________

Any person who knowingly presents false or fraudulent claim for payment of a loss or knowingly presents false information in an application for insurance is guilty of a crime and subject to civil fines and criminal penalties.

P-12503
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